                                                                     Exhibit 4.1

                                                       Form of Share Certificate


                             Incorporated in Bermuda

                                  BUNGE LIMITED


This is to certify that



is/are the registered shareholders of:

--------------------------------------------------------------------------------
    No. of Shares         Type of Share                        Par Value


--------------------------------------------------------------------------------
    Date of Record        Certificate Number                    % Paid


--------------------------------------------------------------------------------


 The above shares are subject to the Memorandum of Association and Bye-Laws of the Company and transferrable in accordance with therewith.


                                   Given under the Common Seal of the Company


_________________________ Director ___________________________Director/Secretary